UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

May 11, 2018
Date of report (Date of earliest event reported)
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Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 7, 2018, Valeritas Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company did not comply with the minimum $2.5 million stockholders’ equity, $35 million market value of listed securities, or $500,000 of net income from continuing operations requirements for The Nasdaq Capital Market set forth in Listing Rule 5550(b).

The Nasdaq staff (the “Staff”) sent a letter to the Company dated May 11, 2018, which stated that, based on the disclosure in the Company’s Form 10-Q for the period ended March 30, 2018, filed on May 9, 2018, the Staff has determined that the Company complies with Nasdaq Listing Rule 5550(b)(1). However, if the Company fails to evidence compliance upon filing its next periodic report, it may be subject to delisting. At that time, the Staff will provide written notification to the Company, which the Company may then appeal the Staff’s determination to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: May 15, 2018                     By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer